Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated February 18, 2005, in the Post-Effective Amendment Number 33 to Registration Statement (Form S-1 No. 2-95577) and related prospectus of American Express Certificate Company for the registration of its American Express Flexible Savings Certificate.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
April 22, 2005